Exhibit 24

Authorization to Sign SEC Form 4

March 4, 2004

United States Securities and Exchange Commission

Attn: Filing Desk

450 Fifth Street, NW

Washington, D.C. 20549

To whom it may concern:

The undersigned, Marcello Bottoli, authorizes and designates Ellen E. Fesler and Douglas Sundby to file an SEC Form 4 on his behalf with respect to the securities of Samsonite Corporation.

The duration of this authorization shall be from March 1, 2004 through and including February 28, 2007.

/s/ Marcello Bottoli